Exhibit 10.12

COMPASS MINERALS INTERNATIONAL, INC.

2001 Stock Option Plan

Amended and Restated as of December     , 2003

(Formerly known as the Salt Holdings Corporation 2001 Stock Option Plan)

ARTICLE I

HISTORY AND PURPOSE OF THE PLAN

Compass Minerals International, Inc., a Delaware corporation formerly known as Salt Holdings Corporation (the “Company”), originally adopted this Compass Minerals International, Inc. 2001 Stock Option Plan (formerly known as the Salt Holdings Corporation 2001 Stock Option Plan) (the “Plan”), effective as of November 28, 2001. The Plan, as set forth herein, has been amended and restated in its entirety, effective as of December     , 2003. The full name of the Plan, as amended and restated herein, shall be the “Compass Minerals International, Inc. 2001 Stock Option Plan (Amended and Restated as of December     , 2003).” The purpose of the Plan is (a) to further the growth and success of the Company and its Subsidiaries (as hereinafter defined) by enabling directors and employees of, or consultants to, the Company or any of its Subsidiaries to acquire Shares (as hereinafter defined), thereby increasing their personal interest in such growth and success, and (b) to provide a means of rewarding outstanding performance by such persons to the Company and/or its Subsidiaries. Options granted under the Plan (the “Options”) may be either incentive stock options (“ISOs”), intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-qualified stock options (“NSOs”). In this Plan, the terms “Parent” and “Subsidiary” mean “Parent Corporation” and “Subsidiary Corporation,” respectively, as such terms are defined in Sections 424(e) and (f) of the Code. Unless the context otherwise requires, any ISO or NSO is referred to in this Plan as an “Option.”

ARTICLE II

DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, such Person and/or one or more Affiliates thereof. The term “Control” includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The term “Affiliate” shall not include at any time any portfolio companies of Apollo Management V, L.P. or its Affiliates.

“Award Limit” has the meaning set forth in Section 5.6 hereof.

“Board” has the meaning set forth in Section 3.1 hereof.

“Capital Stock” means any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including all Common Stock and preferred stock.

“Cause” means an Optionee’s (a) conviction of a felony or a crime of moral turpitude (other than a traffic violation), (b) willful commission of any action that is materially harmful to the Company or its Affiliates on a consolidated basis (other than any action taken in good faith utilizing the Optionee’s business judgement), or (c) failure to obey any communicated lawful directive of the Board delivered to Optionee.

“Closing Date” means November 28, 2001.

“Code” has the meaning set forth in Article I hereof.

“Committee” has the meaning set forth in Section 3.1 hereof.

“Common Stock” means the common stock of the Company, par value $0.01 per share.

“Company” has the meaning set forth in Article I hereof.

“Disqualifying Disposition” has the meaning set forth in Article 15 hereof.

“Effective Date” has the meaning set forth in Section 11.2 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” has the meaning set forth in Section 6.2 hereof.

“Independent Director” means an individual who is a member of the Board and who is not an employee of the Company.

“Independent Third Party” means, immediately prior to the contemplated transaction, any Person which (a) does not own in excess of five percent (5%) of the Common Stock deemed outstanding, at such time (on a fully diluted basis) and (b) is not an Affiliate of any such owner.

“Investor” means Apollo Investment Fund V, L.P., Apollo Overseas Partners V, L.P., or any investment fund managed by Apollo Management V, L.P. or any of its Affiliates, and any of their successors and assigns.

“Investor Investment” means direct or indirect investments in Shares, preferred stock or other securities of the Company made by the Investor on or after the Closing Date.

“Investor IRR” means the pre-tax compounded annual internal rate of return calculated on a quarterly basis realized to the Investor on the Investor Investment, based on the aggregate amount invested by the Investor for all Investor Investments and the aggregate amount received by the Investor for all Investor Investments, assuming all Investor Investments were purchased by one Person and were held continuously by such Person. The Investor IRR shall be determined based on the actual time of each Investor Investment and actual cash received by the Investor in respect of all Investor Investments and including, as a return on such investment, any cash dividends, cash distributions or cash interest made by the Company or any Subsidiary in respect of such investment during such period, but excluding any other amounts payable that are not directly attributable to the Investor Investment.

“Investor Rights Agreement” means the Investor Rights Agreement, dated as of the Closing Date, among the Company and the holders party thereto, as it is amended, supplemented or restated from time to time.

“ISOs” has the meaning set forth in Article I hereof.

“Nasdaq” has the meaning set forth in Section 6.2(a) hereof.

“Notice” has the meaning set forth in Section 9.2 hereof.

“NSOs” has the meaning set forth in Article I hereof.

“Option” has the meaning set forth in Article I hereof.

“Option Agreement” has the meaning set forth in Section 5.2 hereof.

“Option Price” has the meaning set forth in Section 6.1 hereof.

“Option Shares” has the meaning set forth in Section 9.2(b) hereof.

“Optionees” has the meaning set forth in Section 5.1(a).

“Parent” has the meaning set forth in Article I hereof.

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Plan” has the meaning set forth in Article I hereof.

“Public Offering” means the closing of a public offering of Common Stock pursuant to a registration statement declared effective under the Securities Act, except that a Public Offering shall not include an offering made in connection with an employee benefit plan or made primarily to employees or consultants of the Company.

“Realization Event” means (a) the consummation of a Sale of the Company or (b) any transaction or series of related transactions in which the Investor sells at least 50% of the Shares directly or indirectly acquired by it and at least 50% of the aggregate of all of the Investor Investments.

“Reorganization” has the meaning set forth in Section 10.1 hereof.

“Reserved Shares” means, at any time, an aggregate of 2,783,283 shares of Common Stock (which number reflects changes to the Company’s capital structure that have occurred prior to December     , 2003).

“Sale of the Company” means the sale of the Company to one or more Independent Third Parties or IMC Global, Inc. or its Affiliates, or any of their successors,

pursuant to which such party or parties acquire (a) Capital Stock of the Company possessing the voting power to elect a majority of the Board (whether by merger, consolidation or sale or transfer of the Company’s Capital Stock) or (b) all or substantially all of the Company’s assets determined on a consolidated basis.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of Common Stock.

“Subsidiary” has the meaning set forth in Article I hereof.

“Termination Date” means the tenth anniversary of the Effective Date.

“Termination of Relationship” means (a) if the Optionee is an employee of the Company or any Subsidiary, the termination of the Optionee’s employment with the Company and its Subsidiaries for any reason; (b) if the Optionee is a consultant to the Company or any Subsidiary, the termination of the Optionee’s consulting relationship with the Company and its Subsidiaries for any reason; and (c) if the Optionee is a director of the Company or any Subsidiary, the termination of the Optionee’s service as a director of such Company or Subsidiary for any reason.

“Vested Options” means Options that have vested in accordance with the applicable Option Agreement.

ARTICLE III

ADMINISTRATION OF THE PLAN; SHARES SUBJECT TO THE PLAN

3.1 Committee.

The Plan shall be administered by the Board of Directors of the Company (the “Board”) or a committee (the “Committee”) appointed from time to time by the Board. With respect to Options granted to Independent Directors, the Plan shall be administered by the Board. The term “Committee” shall, for all purposes of the Plan other than this Section 3, be deemed to refer to the Board if the Board is administering the Plan. Notwithstanding the foregoing, however, from and after the effective date of a Public Offering, with respect to Options granted to any individual other than an Independent Director, a Committee of the Board shall administer the Plan and the Committee shall consist solely of two or more Independent Directors, each of whom is both an “outside director,” within the meaning of Section 162(m) of the Code, and a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

3.2 Procedures.

The Committee shall adopt such rules and regulations as it shall deem appropriate concerning the holding of meetings and the administration of the Plan. The entire Committee shall constitute a quorum and the actions of the entire Committee present at a meeting, or actions approved in writing by the entire Committee, shall be the actions of the Committee.

3.3 Interpretation.

Except as may otherwise be expressly reserved to the Board as provided herein, and with respect to any Option, except as may otherwise be provided in the Option Agreement evidencing such Option, the Committee shall have all powers with respect to the administration of the Plan, including the interpretation of the provisions of the Plan and any Option Agreement (including, without limitation, whether any particular termination of employment is for Cause), and all decisions of the Board or the Committee, as the case may be, shall be reasonable and made in good faith and shall be conclusive and binding on all participants in the Plan.

3.4 Number of Shares.

Subject to the provisions of Article X (relating to adjustments upon changes in capital structure and other corporate transactions), the aggregate number of Shares with respect to which Options may be granted under the Plan shall not exceed the Reserved Shares. If and to the extent that Options granted under the Plan terminate, are reduced in number, expire or are canceled without having been fully exercised, new Options may be granted under the Plan with respect to the Shares covered by the unexercised portion of such terminated, expired or canceled Options.

3.5 Reservation of Shares.

The number of Shares reserved for issuance upon the exercise of Options granted under the Plan shall at no time be less than the maximum number of Shares which may be purchased at any time pursuant to outstanding Options.

ARTICLE IV

ELIGIBILITY

4.1 General.

Options may be granted under the Plan only to persons who are employees or directors of, or consultants to, the Company or any of its Subsidiaries on the date of the grant. Options granted to consultants and non-employee directors shall be NSOs. Options granted to employees of the Company or any of its Subsidiaries shall be, in the discretion of the Committee, either ISOs or NSOs on the date of the grant.

4.2 Exceptions.

Notwithstanding anything contained in Section 4.1 to the contrary, no ISO may be granted under the Plan to an employee who owns, directly or indirectly (within the meaning of Sections 422(b)(6) and 425(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Parent, if any, or any of its Subsidiaries, unless (a) the Option Price of the Shares subject to such ISO is fixed at not less than 110% of the Fair Market Value of such Shares on the date of the grant (as determined in accordance with Section 6.2), and (b) such ISO by its terms is not exercisable after the expiration of five years from the date it is granted.

ARTICLE V

GRANT OF OPTIONS

5.1 General.

Subject to Section 5.6, Options may be granted under the Plan at any time and from time to time on or prior to the Termination Date. Subject to the provisions of the Plan, the Committee shall have plenary authority, in its sole discretion, to determine:

(a) The persons (from among the class of persons eligible to receive Options under the Plan) to whom Options shall be granted (the “Optionees”)

(b) The time or times at which Options shall be granted; and

(c) The number of Shares for which an Option may be exercisable.

5.2 Option Agreements.

Each Option granted under the Plan shall be designated as an ISO or an NSO and shall be subject to the terms and conditions applicable to ISOs and/or NSOs (as the case may be) set forth in the Plan. Each Option shall specify the number of Shares for which such Option shall be exercisable and the exercise price for such Shares. In addition, each Option shall be evidenced by a written agreement (an “Option Agreement”) that shall be executed by the Company and the Optionee.

5.3 Vesting.

The Committee shall determine whether and to what extent any Options which are exercisable for Shares are also subject to vesting based upon the Optionee’s continued service to, or the performance of duties for, the Company and its Subsidiaries.

5.4 No Evidence of Employment or Service.

Nothing contained in the Plan or in any Option Agreement shall confer upon any Optionee any right with respect to the continuation of his or her employment by or service with the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any such Subsidiary (subject to the terms of any separate agreement to the contrary) at any time to terminate such employment or service or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of an Option.

5.5 Date of Grant.

The date of grant of an Option under this Plan shall be the date as of which the Committee approves the grant; provided, however, that in the case of an ISO, the date of grant shall in no event be earlier than the date as of which the Optionee becomes an employee, director or consultant of the Company or one of its Subsidiaries.

5.6 Shares.

Options shall be granted to purchase a specified number of Shares not to exceed, in the aggregate, the Reserved Shares. Options may only be exercisable for whole Shares. Notwithstanding the foregoing, no Optionee shall be granted, in any calendar year, Options to purchase more than 1,000,000 Shares (the “Award Limit”); provided, however, that the Award Limit shall not apply prior to the effective date of a Public Offering and, following the effective date of a Public Offering, the Award Limit shall not apply until the earliest of: (a) the first material modification of the Plan (including any increase in the number of Reserved Shares); (b) the issuance of all of the Reserved Shares under the Plan; (c) the expiration of the Plan; (d) the first meeting of stockholders at which members of the Board are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security of the Company under Section 12 of the Exchange Act; or (e) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder. The Award Limit shall be adjusted proportionately in connection with any change in the Company’s capital structure as described in Article X. For purposes of this Section 5.6, if an Option is canceled in the same calendar year it was granted (other than in connection with a transaction described in Article X), the canceled Option will be counted against the Award Limit. For this purpose, if the exercise price of an Option is reduced, the transaction shall be treated as a cancellation of the Option and the grant of a new Option.

ARTICLE VI

OPTION PRICE

6.1 General.

The price (the “Option Price”) at which each Share may be purchased shall be determined by the Committee and set forth in the Option Agreement; provided, however, that in the case of an ISO, such Option Price shall in no event be less than 100% (or 110% if Section 4.2(a) hereof is applicable) of the Fair Market Value of the Shares on the date of the grant (as determined in accordance with Section 6.2).

6.2 Determination of Fair Market Value.

Subject to the requirements of Section 422 of the Code regarding ISO’s, for purposes of the Plan, the “Fair Market Value” of a Share as of a particular date shall be determined as follows:

(a) If such Shares are publicly traded, (i) the closing price on the business day immediately preceding such date if any trades were made on such business day and such information is available, otherwise the average of the last bid and asked prices on the business day immediately preceding such date in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotations System (“Nasdaq”) or (ii) if such Shares are then traded on the New York Stock Exchange or other national securities exchange, the closing price on the business day immediately preceding such date, if any trades were made on such business day and such information is available, otherwise the average of the high and low prices on the business day immediately preceding such date on the New York Stock Exchange or principal other national securities exchange on which it is so traded; or

(b) If there is no public trading market for such Shares, the Fair Market Value of a Share shall be determined based upon the method set forth in the definition of “Fair Market Value” contained in the Investor Rights Agreement; provided that if there is no public trading market for such Shares the Committee may, in its sole discretion, determine that Fair Market Value shall be equal to such other value as shall be determined in good faith by the Committee.

ARTICLE VII

AUTOMATIC TERMINATION OF OPTIONS

Each Option granted under the Plan shall automatically terminate and shall become null and void and be of no further force or effect upon such date or dates set forth in the applicable Option Agreement, consistent with the terms of this Plan. Any Shares that are not acquired as a result of an Option expiring without being fully exercised shall be available for award by the Committee to another eligible person.

ARTICLE VIII

LIMITATIONS ON ISOS; NOTICE TO OPTIONEES GRANTED ISOS

In accordance with Section 422(d) of the Code, to the extent that the aggregate Fair Market Value of all stock with respect to which incentive stock options are exercisable for the first time by such Optionee during any calendar year (under all plans of the Company and its subsidiaries) exceeds $100,000, such ISOs shall be treated as NSOs.

Under certain circumstances, the exercise of an ISO may disqualify the holder from recovering the favorable tax benefits ISOs offer. Therefore, the Company recommends that each Optionee holding an ISO consult with a competent tax advisor before taking any action with respect to his or her ISOs.

ARTICLE IX

PROCEDURE FOR EXERCISE

9.1 Payment.

An Optionee shall pay for the exercise of a Vested Option in United States currency by cash or personal or certified check payable to the Company in an amount equal to the aggregate Option Price of the Shares with respect to which the Option is being exercised.

9.2 Notice.

An Optionee (or other person, as provided in Section 11.2) may exercise an Option (for the Shares represented thereby) granted under the Plan in whole or in part (but for the purchase of whole Shares only), as provided in the Option Agreement evidencing his or her

Option, by delivering a written notice (the “Notice”) to the Secretary of the Company. The Notice shall state:

(a) That the Optionee elects to exercise the Option;

(b) The number of Shares with respect to which the Option is being exercised (the “Option Shares”);

(c) The method of payment for the Option Shares (which method must be available to the Optionee under the terms of his or her Option Agreement);

(d) The date upon which the Optionee desires to consummate the purchase (which date must be prior to the termination of such Option);

(e) A copy of any election filed or intended to be filed by the Optionee with respect to such Option Shares pursuant to Section 83(b) of the Code; and

(f) Any additional provisions consistent with the Plan as the Committee may from time to time require.

The exercise date of an Option shall be the date on which the Company receives the Notice from the Optionee. To the extent required by the Investor Rights Agreement, such Notice shall also contain, to the extent such Optionee is not then a party to the Investor Rights Agreement, an Adoption Agreement, in form and substance satisfactory to the Board pursuant to which the Optionee agrees to become a party to the Investor Rights Agreement.

9.3 Issuance of Certificates.

The Company shall issue stock certificates in the name of the Optionee (or such other person exercising the Option in accordance with the provisions of Section 11.2), for the securities purchased upon exercise of an Option as soon as practicable after receipt of the Notice and payment of the aggregate Option Price for such securities; provided that the Company may elect to not issue any fractional Shares upon the exercise of any Options (determining the fractional Shares after aggregating all Shares issuable to a single holder as a result of an exercise of an Option for more than one Share) and in lieu of issuing such fractional Shares, shall pay the Optionee the Fair Market Value thereof. Neither the Optionee nor any person exercising an Option in accordance with the provisions of Section 11.2 shall have any privileges as a stockholder of the Company with respect to any Shares of stock subject to an Option granted under the Plan until the date of issuance of stock certificates pursuant to this Section 9.3.

ARTICLE X

ADJUSTMENTS

10.1 Changes in Capital Structure.

If the Common Stock is changed by reason of a stock split, reverse stock split, or stock combination, dividend (whether in the form of cash, Common Stock, other securities or other property) distribution, or other similar transaction or event or is converted into or exchanged for other securities as a result of a merger, consolidation or reorganization (a “Reorganization”), the Board may make such adjustments in the number and kind of shares of stock available under the Plan as it shall determine to be necessary or appropriate to preserve to an Optionee rights substantially proportionate to his rights existing immediately prior to such Reorganization or other transaction or event (but subject to the limitations and restrictions on such rights), including, without limitation, a corresponding adjustment changing the number and kind of shares allocated to, and the Option Price of, each Option or portion thereof outstanding at the time of such change. Notwithstanding anything contained in the Plan to the contrary, in the case of ISOs, no adjustment under this Section 10.1 shall be appropriate if such adjustment (a) would constitute a modification, extension or renewal of such ISOs within the meaning of Sections 422 and 424 of the Code, and the regulations promulgated by the Treasury Department thereunder, or (b) would, under Section 422 of the Code and the regulations promulgated by the Treasury Department thereunder, be considered as the adoption of a new plan requiring stockholder approval. The Company will not, in any event, permit the exercise price of any Option to be less than the par value of the Common Stock.

10.2 Special Rules.

Any adjustments referred to in Section 10.1 shall be made by the Board in its reasonable discretion and shall, absent manifest error, be conclusive and binding on all persons holding any Options granted under the Plan.

10.3 Right to Include Vested Options upon a Realization Event.

Upon a Realization Event, the Company may, but is not obligated to, purchase each outstanding Vested Option for an amount equal to (a) the amount per share received in respect of the Shares sold in such transaction constituting the Realization Event (b) less the Option Price thereof.

ARTICLE X

IRESTRICTIONS ON OPTIONS AND OPTION SHARES

11.1 Compliance With Securities Laws.

No Options shall be granted under the Plan, and no securities shall be issued and delivered upon the exercise of Options granted under the Plan, unless and until the Company and/or the Optionee shall have complied with all applicable Federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

The Committee in its discretion may, as a condition to the exercise of any Option granted under the Plan, require an Optionee (a) to represent in writing that the securities received upon exercise of an Option are being acquired for investment and not with a view to distribution and (b) to make such other representations and warranties as are deemed reasonably appropriate by the Company. Stock certificates representing securities acquired upon the exercise of Options that have not been registered under the Securities Act shall, if required by the Committee, bear the legends as may be required by the Investor Rights Agreement and Option Agreement evidencing a particular Option.

11.2 Nonassignability of Option Rights.

No Option granted under this Plan shall be assignable or otherwise transferable by the Optionee, except by will or by the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by the Optionee. If an Optionee dies, his or her Options shall thereafter be exercisable, during the period specified in the applicable Option Agreement (as the case may be), by his or her executors or administrators to the full extent (but only to such extent) to which such Options were exercisable by the Optionee at the time of his or her death.

Before issuing any Shares upon exercise of Options to any person who is not already a party to the Investor Rights Agreement, the Company shall obtain, in appropriate form, an executed Adoption Agreement from such person unless a Public Offering shall have already occurred.

This Plan originally became effective as of November 28, 2001 (the “Effective Date”). This Plan, as amended and restated, became effective as of December     , 2003.

11.3 Restrictions for the United Kingdom and Canada.

All Optionees who are residents of the United Kingdom shall be subject to the additional restrictions set forth on Schedule I attached hereto. All Optionees who are residents of Canada shall be subject to the additional restrictions set forth on Schedule II attached hereto.

ARTICLE XII

TERMINATION OF THE PLAN

No Options may be granted after the Termination Date. Any Option outstanding as of the Termination Date shall remain in effect until the earlier of the exercise thereof and the Option Term with respect to such Option.

ARTICLE XIII

AMENDMENT OF PLAN

The Plan may be modified or amended in any respect by the Committee with the prior approval of the Board; provided, however, that the approval of the holders of a majority of the votes that may be cast by all of the holders of shares of common stock of the Company entitled to vote (voting together as a single class, with each such holder entitled to cast one vote per share held by such holder) shall be obtained prior to any such amendment becoming effective if such approval is required by law or is necessary to comply with (a) regulations promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act, (b) Section 422 of the Code or the regulations promulgated by the Treasury Department thereunder or (c) any rule or regulation promulgated by the New York Stock Exchange (or, if applicable, the Nasdaq or other exchange or quotation system). Notwithstanding the foregoing, the Plan may not be modified or amended with respect to any existing Option Agreement if such change would impair the rights of the applicable Optionee without the consent of such Optionee.

ARTICLE XIV

CAPTIONS

The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

ARTICLE XV

DISQUALIFYING DISPOSITIONS

If securities acquired by exercise of an ISO granted under this Plan are disposed of within two years following the date of grant of the ISO or one year following the issuance of the securities to the Optionee (a “Disqualifying Disposition”), the holder of such securities shall, immediately prior to such Disqualifying Disposition, notify the Company in writing of the date and terms of such Disqualifying Disposition and provide such other information regarding the Disqualifying Disposition as the Company may reasonably require.

ARTICLE XVI

WITHHOLDING TAXES

Whenever, under the Plan, securities are to be delivered to an Optionee upon exercise of an NSO (or an exercise of an ISO that will be taxed as an NSO), such Optionee shall remit or, in appropriate circumstances, agree to remit when due, an amount sufficient to satisfy all current or estimated future Federal, state, local and foreign withholding tax and employment tax requirements relating thereto. The Company shall deduct from such number of securities to be delivered to Optionee the number of securities necessary for the Company to satisfy all current or estimated future Federal, state, local and foreign withholding tax and employment tax requirements relating thereto.

ARTICLE XVII

OTHER PROVISIONS

Each Option granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion. Notwithstanding the foregoing, each ISO granted under the Plan shall include those terms and conditions which are necessary to qualify the ISO as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations thereunder and shall not include any terms or conditions which are inconsistent therewith.

ARTICLE XVIII

NUMBER AND GENDER

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, and vice-versa, as the context requires.

ARTICLE XIX

GOVERNING LAW

All questions concerning the construction, interpretation and validity of this Plan and the instruments evidencing the Options granted hereunder shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Plan, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

*  *  *  *  *  *

The Plan was originally adopted by the Board of Directors of the Company, and approved by the Company’s stockholders, as of November 28, 2001.

The Plan, as amended and restated, was adopted by the Board of Directors of the Company, and approved by the Company’s stockholders, as of December     , 2003.

SCHEDULE I

The following additional conditions shall apply to Optionees who are resident in the United Kingdom and subject to income tax under the Income Tax and Corporation Taxes Act 1988.

1	Recovery of taxes

1.1	Without prejudice to the generality of Article XVI of the Plan, the exercise of an Option by a Optionee shall constitute the agreement and undertaking of the Optionee with the Company (for itself and as trustee for its Subsidiaries) that he will forthwith upon written demand from the Company pay to the Company or as the Company may direct:

(a)	the amount of any income tax or other tax of the United Kingdom and primary national insurance contributions of the United Kingdom for which the Optionee may be liable or which may be payable in respect of the Optionee as a consequence of such exercise and which the Company is required (whether such requirement is legally enforceable or not) to pay to the Inland Revenue or any other taxation authority; and

(b)	the amount of any secondary national insurance contributions for which the Company is liable as a consequence of such exercise, other than any such amount or part thereof in respect of which the Company has previously given notice in writing to the Optionee that it will not require payment under this paragraph 1.1;

and shall also constitute authority to the Company and every Subsidiary and former Subsidiary (in so far as not otherwise prohibited by law) to deduct any amount so demanded which remains unpaid from payments otherwise payable to the Optionee, including but not limited to authority to deduct from wages or salary for the purposes of Part II of the Employment Rights Act 1996.

1.2	Without prejudice to the generality of paragraph 1.1, the Company may, as soon as practicable following receipt of the Notice in accordance with Section 9.2 of the Plan, notify the Optionee in writing of the amount (if any) (“the Notified Sum”) which in its reasonable opinion it estimates the Company or any Subsidiary or former Subsidiary will be required (whether such requirement is legally enforceable or not) to pay to the Inland Revenue or any other taxation authority in respect of:

(a)	income tax and primary national insurance contributions of the United Kingdom for which the Optionee is liable or which is payable in respect of the Optionee as a consequence of the exercise of the Option; and

(b)	the amount of any secondary national insurance contributions which the Optionee is obliged to pay in accordance with paragraph 1.1(b).

Subject as hereafter provided, upon the giving of such a notice the Optionee shall thereupon be bound and obliged to pay to the Company within seven days thereafter the Notified Sum and any obligation of the Company pursuant to Section 9.3 of the Plan shall be conditional upon receipt by the Company of the Notified Sum. In the event that the Notified Sum proves to be an over-estimate, the Company shall on the date on which there is paid to the Inland Revenue or other taxation authority the sum actually so due repay to the Optionee or procure the repayment to the Optionee of the excess of that part of the Notified Sum estimated to be due to the Inland Revenue or other taxation authority (as the case may be) not so paid. In the event that the Notified Sum is less than the aggregate amount which is required to be so paid to the Inland Revenue or other taxation authority and which may be lawfully recovered from the Optionee, the Optionee shall forthwith on demand pay to the Company (or as it may direct) the balance of so much of the amount so paid as may lawfully be recovered from the Optionee. The Board may in its absolute discretion accept security in form and substance satisfactory to the Board for payment to the Company of the Notified Sum and any further sum which may become due from the Optionee as aforesaid in lieu of payment of the Notified Sum.

2	No compensation for the loss of rights

2.1	The terms of employment of a Optionee by the Company or its Subsidiaries shall not be affected by his participation in the Plan which shall not form part of such terms. In no circumstances shall a Optionee in the event of cessation, lapse or alteration of any rights under the Plan be entitled to or claim against the Company or its Subsidiaries for any compensation for or in respect of any diminution or extinction of his rights or benefits (actual or prospective) under any Options then held by him or otherwise in connection with the Plan.

3	Bankruptcy

3.1	Notwithstanding Rule 7.1 of the Plan, the Option shall terminate on the Optionee becoming bankrupt.

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SCHEDULE II

The following additional conditions shall apply to Optionees who are resident in Canada and subject to income tax under the Income Tax Act (Canada).

1.	Notwithstanding Section 6.1 of the Plan, the Option Price shall in no event be less than 100 percent of the Fair Market Value of the Shares on the date the Option Agreement is made.

2.	For the purposes of the Plan, an Optionee’s employment with the Company or a Subsidiary shall be considered to have terminated effective on the last day of the Optionee’s actual and active employment with the Company or Subsidiary, whether such day is selected by agreement with the individual or unilaterally by the Company or Subsidiary and whether with or without advance notice to the Optionee. For the avoidance of doubt, no period of notice that is given or that ought to have been given under applicable law in respect of such termination of employment will be utilized in determining entitlement under the Plan.

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